NEITHERTHEISSUANCEANDSALEOFTHESECURITIESREPRESENTEDBYTHISCONVERTIBLEPROMISSORYNOTENORTHESECURITIESINTOWHICHTHESESECURITIESARECONVERTIBLEHAVEBEENREGISTEREDUNDERTHESECURITIESACTOF1933, ASAMENDED, ORAPPLICABLESTATESECURITIESLAWS.THESECURITIESMAYNOTBEOFFEREDFORSALE,SOLD,TRANSFERREDORASSIGNED

(I)   INTHEABSENCEOF(A)ANEFFECTIVEREGISTRATIONSTATEMENTFORTHESECURITIESUNDERTHESECURITIESACTOF1933,ASAMENDED,OR(B)ANOPINIONOFCOUNSEL(WHICHCOUNSELSHALLBESELECTEDBYTHEHOLDER),INAGENERALLYACCEPTABLEFORM,THATREGISTRATIONISNOTREQUIREDUNDERSAIDACTOR(II)UNLESSSOLDPURSUANTTORULE144ORRULE144AUNDERSAIDACT.

Original PrincipalAmount:$143,888.89 Issue Date:August 7, 2015PurchasePrice:$125,000.00

CONVERTIBLEPROMISSORYNOTE

FORVALUERECEIVED,MAXSOUNDCORPORATION,aDelawarecorporation(the“Borrower”),herebypromisestopaytotheorderofILIADRESEARCHANDTRADING,L.P.,aUtahlimitedpartnership,orregisteredassigns(the“Holder”),thesumof$143,888.89(the“OriginalPrincipalAmount”)togetherwithanyadditionalchargesprovidedforherein,onthedatethatis12monthsaftertheIssueDate(the“MaturityDate”),andtopayinterestontheOutstandingBalance(asdefinedbelow)attherateofeightpercent(8%)perannumfromthedatehereof(the“IssueDate”)untilthesameispaidinfull;providedthatupontheoccurrenceofanEventofDefault(asdefinedbelow),interestshallthereafteraccrueontheOutstandingBalancebothbeforeandafterjudgmentattherateoffourteenpercent(14%)perannum(“DefaultInterest”).Allinterestcalculationshereundershallbecomputedonthebasisofa360-dayyearcomprisedoftwelve(12)thirty(30)daymonths,shallcompounddailyandshallbepayableinaccordancewiththetermsofthisNote.TheBorroweracknowledgesthattheOriginalPrincipalAmountexceedsthepurchasepriceofthisNoteandthatsuchexcessconsistsoftheOID(as definedinthePurchaseAgreement(definedbelow))intheamountof

$13,888.89,theCarriedTransactionExpenseAmount(asdefinedinthePurchaseAgreement)intheamountof$5,000.00tocovertheHolder’slegalandotherexpensesincurredinthepreparationofthisNote,thePurchaseAgreement,theIrrevocableTransferAgentInstructions,andallothercertificates,documents,agreements,resolutionsandinstrumentsdeliveredtoanypartyunderorinconnectionwiththisNote,asthesamemaybeamendedfromtimetotime(collectively,the“TransactionDocuments”),whichsumshallbefullyearnedandchargedtotheBorrowerupontheexecutionofthisNoteandpaidtotheHolderaspartoftheoutstandingprincipalbalanceassetforthinthisNote.ThisNotemaynotbeprepaidinwholeorinpartexceptasotherwiseprovidedinSection1.8.Allpaymentsduehereunder(totheextentnotconvertedintocommonstock,$0.00001parvaluepershare,oftheBorrower(the“CommonStock”)inaccordancewiththetermshereof)shallbemadeinlawfulmoneyoftheUnitedStatesofAmerica.AllpaymentsshallbemadeatsuchaddressastheHoldershalldesignatefromtimetotimebywrittennoticemadein accordancewiththeprovisionsofthisNote.Eachcapitalizedtermusedherein,andnototherwisedefined,shallhavethemeaningascribedtheretointhatcertainSecuritiesPurchaseAgreementdatedthedatehereofbetweentheBorrowerandtheHolder,pursuanttowhichthisNotewasoriginallyissued(the“PurchaseAgreement”).Forpurposeshereof,theterm“OutstandingBalance”meanstheOriginalPrincipalAmount,asreducedorincreased,asthecasemaybe,pursuanttothetermshereofforconversion,breachhereoforotherwise,plusanyaccruedbutunpaidinterest(includingwithlimitationDefaultInterest),collectionandenforcementscosts,andanyotherfeesorchargesincurredunderthisNoteorunderthePurchaseAgreement.

ThisNoteisfreefromalltaxes,liens,claimsandencumbranceswithrespecttotheissuethereofandshallnotbesubjecttopreemptiverightsorothersimilarrightsofstockholdersoftheBorrowerandwillnotimposepersonalliabilityupontheholderthereof.

Thefollowingadditionalterms shallapplyto thisNote:

1.	CONVERSION RIGHTS.

                        ConversionRight.SubjecttoSection1.7,duringtheperiodbeginningontheIssueDateandendingwhentheOutstandingBalanceispaidorconvertedinfull,theHoldershall,atitsoption,havetherightfromtimetotime,toconvertallorany partoftheOutstanding BalanceofthisNoteintofullypaidandnon-assessablesharesofCommonStock,assuchCommonStockexistsontheIssueDate,oranysharesofcapitalstockorothersecuritiesoftheBorrowerintowhichsuchCommonStockshallhereafterbechangedorreclassifiedattheConversionPrice(asdefinedbelow)determinedasprovidedherein(a“Conversion”).ThenumberofsharesofCommonStocktobeissueduponeachconversionofthisNote(the“ConversionShares”)shallbedeterminedbydividingtheConversionAmount(asdefinedbelow)bytheapplicableConversionPricethenineffectonthedatespecifiedinthenoticeofconversion,inthe formattachedheretoasExhibitA(the“NoticeofConversion”),deliveredtothe Borrowerbythe Holderin accordancewithSection1.4(a)below;providedthatthe Notice ofConversionissubmittedbyfacsimileore-mail(orbyothermeansresultingin,orreasonablyexpectedtoresultin,notice)totheBorrowerbefore6:00p.m.,NewYork,NewYorktimeonsuchconversiondate(the “ConversionDate”). The term“ConversionAmount”means,withrespecttoany conversionof thisNote,theportionof the OutstandingBalanceto beconverted.

                     ConversionPrice.

(a)                CalculationofConversionPrice.Theconversionprice(asthesamemaybeadjustedfromtimetotimepursuanttothetermshereof, the“ConversionPrice”)shallmean65%(the“ConversionFactor”)multipliedbytheMarketPrice(asdefinedherein).“MarketPrice”meanstheaverageofthetwo(2)lowestTradingPrices(asdefinedbelow)fortheCommonStockduringtheten

(10)TradingDay(asdefinedbelow)periodendingonthelatestcompleteTradingDaypriortotheConversionDate.IfanEventofDefault(asdefinedbelow)otherthananEventofDefaultpursuanttoSection3.1(i)occurs,thentheConversionFactorwillbereducedto55%.IfanEventofDefaultpursuanttoSection3.1(i)occurs,thentheConversionFactorwillbereducedto40%.“TradingPrice”means,fortheCommonStockasofanydate,theclosingbidpriceonthePrincipalMarketasreportedbyareliablereportingservicedesignated bythe Holder(e.g.Bloomberg) or, if thePrincipalMarketis nottheprincipaltradingmarketforsuchsecurity,theclosing bidpriceofsuchsecurity onthe principalsecuritiesexchangeortradingmarketwheresuchsecurityislistedortradedor,ifnoclosingbidpriceofsuchsecurityisavailableinanyoftheforegoingmanners,theaverageoftheclosingbidpricesofanymarketmakersforsuchsecuritythatarequotedin“OTCPink”byPinkOTCMarketsInc.(formerlyPinkSheetsLLC),oranysuccessorentityorotherpublisherthereof.IftheTradingPricecannotbecalculatedforsuchsecurityonsuchdateinthemannerprovidedabove,theTradingPriceshallbethefairmarketvalueasmutuallydeterminedbytheBorrowerandtheHolder.“TradingDay”shallmeananydayonwhichtheCommonStockistradedortradableforanyperiodonthePrincipalMarket,orontheprincipalsecuritiesexchange or othersecuritiesmarketon which the Common Stockis then beingtraded.

(b)               ConversionPriceDuringMajorAnnouncements.NotwithstandinganythingcontainedinSection1.2(a)tothecontrary,intheeventtheBorrower(i)makesapublicannouncementthatitintendstoconsolidateormergewithanyothercorporation(otherthanamergerinwhichtheBorroweristhesurvivingorcontinuingcorporationanditscapitalstockisunchanged)orsellortransferallorsubstantiallyalloftheassetsoftheBorroweror(ii)anyperson,grouporentity

(includingtheBorrower)publiclyannouncesatenderoffertopurchase50%ormoreoftheBorrower’sCommonStock(oranyothertakeoverscheme)(thedateoftheannouncementreferredtoinclause(i)or

(ii)ishereinafterreferredtoasthe“AnnouncementDate”),thentheConversionPriceshall,effectiveupontheAnnouncementDateandcontinuingthroughtheAdjustedConversionPriceTerminationDate(asdefinedbelow),beequaltothelowerof(1)theConversionPricewhichwouldhavebeenapplicableforaConversionoccurringontheAnnouncementDate,and(2)theConversionPricethatwouldotherwisebeineffect.FromandaftertheAdjustedConversionPriceTerminationDate,theConversionPriceshallbedeterminedassetforthinthisSection1.2(b).Forpurposeshereof,“AdjustedConversionPriceTerminationDate”shallmean,withrespecttoanyproposedtransactionortenderoffer(ortakeoverscheme)forwhichapublicannouncementascontemplatedbythisSection1.2(b)hasbeenmade,thedate upon which theBorrower(in thecaseofclause(i)above)or theperson,grouporentity (inthecaseofclause(ii)above)consummatesorpubliclyannouncestheterminationorabandonmentoftheproposedtransactionortenderoffer(ortakeoverscheme)whichcausedthisSection1.2(b)tobecomeoperative.

                        AuthorizedShares. TheBorrowercovenantsthatduringthe periodtheconversionrightexists,theBorrowerwillreservefromitsauthorizedandunissuedCommonStockasufficientnumberofshares,freefrompreemptiverights,toprovidefortheissuanceofCommonStockuponthefullconversionofthisNote.TheBorrowerisrequiredatalltimestohaveauthorizedandreservedthreetimesthenumberofsharesthatisactuallyissuableuponfullconversionofthisNote(basedontheConversionPriceineffectfromtimetotime)(the“ReservedAmount”).TheReservedAmountshallbeincreasedfromtimetotimeasrequiredtoinsurecompliancewiththisSection1.3.TheBorrowerrepresentsthatuponissuance,suchshareswillbedulyandvalidlyissued,fullypaidandnon-assessable.Inaddition,iftheBorrowershallissueanysecuritiesormakeanychangetoitscapitalstructurewhichwouldchangethenumberofsharesofCommonStockintowhichthisNoteshallbeconvertibleatthethencurrentConversionPrice,theBorrowershallatthesametimemakeproperprovisionsothatthereafterthereshallbeasufficientnumberofsharesofCommonStockauthorizedandreserved,freefrompreemptiverights,forconversion ofthisNote.TheBorrower(i)acknowledgesthatithasirrevocablyinstructeditstransferagenttoissuesharesoftheCommonStockissuableuponconversionofthisNote,and(ii)agreesthatitsissuanceofthisNoteshallconstitutefullauthoritytoitsofficersandagentswhoarechargedwiththedutyofissuingthenecessarysharesofCommonStockinaccordancewiththetermsandconditionsofthisNote.If,atanytimetheBorrowerdoesnotmaintaintheReservedAmountitwillbe consideredanEventofDefaultunderSection3.1(c).

                     MethodofConversion.

(a)                MechanicsofConversion.SubjecttoSection1.7hereof,beginningonthedatespecified inSection1.1,thisNotemay beconvertedby theHolderin wholeor inpartatany timefromtimetotimeaftertheIssueDate,bysubmittingtotheBorroweraNoticeofConversion(byfacsimile,e-mailor otherreasonablemeans ofcommunicationdispatched on the ConversionDatepriorto6:00 p.m.,NewYork,NewYorktime),otherwisetheConversionDatewillbethenextTradingDay.

(b)               SurrenderofNoteUponConversion.Notwithstandinganythingtothecontrarysetforthherein,uponconversionofthisNoteinaccordancewiththetermshereof,theHoldershallnotberequiredtophysicallysurrenderthisNotetotheBorrowerunlesstheentireOutstandingBalanceofthisNoteissoconverted.TheHolderandtheBorrowershallmaintainrecordsshowingtheamountoftheOutstandingBalanceso convertedandthedatesofsuchconversionsorshallusesuchothermethod,reasonablysatisfactorytotheHolderandthe Borrower,soasnottorequirephysicalsurrenderofthisNoteuponeachsuchconversion.Intheeventofanydisputeordiscrepancy,suchrecordsoftheHoldershall,primafacie,becontrollinganddeterminativeintheabsenceofmanifesterror.Notwithstandingtheforegoing,ifanyportionofthisNoteisconvertedasaforesaid,theHoldermaynot

transferthisNoteunlesstheHolderfirstphysicallysurrendersthisNotetotheBorrower,whereupontheBorrowerwillforthwithissueanddeliverupontheorderoftheHolderanewNoteofliketenor,registeredastheHoldermayrequest,representingintheaggregatetheremaining OutstandingBalanceofthisNote.TheHolderandanyassignee,byacceptanceofthisNote,acknowledgeandagreethat,byreasonoftheprovisionsofthisparagraph,followingconversionofaportionofthisNote,theunpaidandunconvertedOutstandingBalanceofthisNoterepresentedbythisNotemaybelessthantheamountstatedonthefacehereof.

(c)                PaymentofTaxes.Borrowerisresponsibleforthepaymentofallcharges,fees,andtaxesrequiredtodeliverConversionSharestoHolder;provider,however,thatBorrowershallnotbe required topay any tax whichmay bepayable in respectof any transferinvolvedintheissueanddelivery ofConversionSharesorothersecuritiesorproperty onconversionof thisNotein anameotherthanthatoftheHolder(orinstreetname),andtheBorrowershallnotberequiredtoissueordeliveranysuchsharesorothersecuritiesorpropertyunlessanduntilthepersonorpersons(otherthantheHolderorthecustodianinwhosestreetnamesuchsharesaretobeheldfortheHolder’saccount)requestingtheissuancethereofshallhavepaidtotheBorrowertheamountofanysuchtaxorshallhaveestablished tothesatisfaction ofthe Borrowerthatsuch tax has beenpaid.

(d)               DeliveryofCommonStockUponConversion.Onorbeforethecloseofbusinessonthethird(3rd)TradingDayfollowingthedateofreceiptofaNoticeofConversionfromtheHolderviafacsimiletransmissionor e-mail(orotherreasonablemeansofcommunication)(the“DeliveryDate”),theBorrowershall,providedthatallDWACEligibleConditions(asdefinedbelow)arethensatisfied,credittheaggregatenumberofConversionSharestowhichtheHoldershallbeentitledtotheaccountspecifiedontheConversionNoticeviatheDWAC(asdefinedbelow)system.IfallDWACEligibleConditionsarenotthensatisfied,theBorrowershallinsteadissueanddeliverorcausetobeissuedanddelivered(viareputableovernightcourier) to the address as specified in theNoticeofConversion,acertificate,registeredinthenameoftheHolderoritsdesignee,forthenumberofConversionSharestowhichtheHoldershallbeentitled;provided,however,that,inadditiontoanyotherrightsorremediesthattheHoldermayhaveunderthisNote,thentheNon-DWACEligibleAdjustmentAmount(asdefinedbelow)shallbeaddedtotheOutstandingBalanceofthisNoteassetforthinSection1.6(f)below.Fortheavoidanceofdoubt,theBorrowerhasnotmetitsobligationtodeliverConversionShares bythe DeliveryDateunless the Holderoritsbroker, as applicable,hasactuallyreceived the shareselectronicallyintotheapplicableaccount,oriftheDWACEligibleConditionsarenotthensatisfied,hasactuallyreceivedthecertificaterepresentingtheapplicableConversionSharesnolaterthanthecloseofbusinessontherelevantDeliveryDatepursuanttothetermssetforthabove.Forpurposeshereof,theterm“DWACEligibleConditions”meansthat(i)theCommonStockiseligibleatDTC(asdefinedbelow)forfullservicespursuanttoDTC’soperationalarrangements,including withoutlimitationtransferthroughDTC’sDWACsystem,(ii)theBorrowerhasbeenapproved(withoutrevocation)bytheDTC’sunderwritingdepartment,(iii)theBorrower’stransferagentisapprovedasanagentintheDTC/FASTProgram(asdefinedbelow),(iv)theConversionSharesareotherwiseeligiblefordeliveryviaDWAC,and(v)theBorrower’stransferagentdoesnothaveapolicyprohibitingorlimitingdeliveryoftheConversionSharesviaDWAC.ForpurposesofthisNote,theterm“DWAC”meansDepositWithdrawalatCustodian as definedbytheDTC;theterm“DTC”meanstheDepository TrustCompany;andthe term

“DTC/FASTProgram”meansthe DTC’sFastAutomatedSecuritiesTransferProgram.

(e)                ObligationofBorrowertoDeliverCommonStock.IftheHoldershallhavegivenaNoticeofConversionasprovidedherein,theBorrower’sobligationtoissueanddeliverthesharesofCommonStockshallbeabsoluteandunconditional,irrespectiveofthe absenceofany actionbytheHoldertoenforcethesame,anywaiverorconsentwithrespecttoanyprovisionthereof,therecoveryofanyjudgmentagainstanypersonoranyactiontoenforcethesame,anyfailureordelayintheenforcementofanyotherobligationoftheBorrowertotheholderofrecord,oranysetoff,counterclaim,

recoupment,limitationortermination,oranybreachorallegedbreachbytheHolderofanyobligationtotheBorrower,andirrespectiveofanyothercircumstancewhichmightotherwiselimitsuchobligationoftheBorrowertotheHolderinconnectionwithsuchconversion.TheConversionDatespecifiedintheNoticeofConversionshallbetheConversionDate so long astheNotice of Conversionisdelivered to theBorrowerbefore6:00p.m.,NewYork,NewYorktime,onsuchdate;otherwise,theConversionDateshallbethenextTradingDay.OncetheHoldermayfreelytradetheCommonStockissuableuponaconversionofthisNotepursuanttoandinaccordancewiththetermshereof(andinthecaseofanycertificatesdeliveredtoHolderbecausenotalloftheDWACEligibleConditionsarethensatisfied,oncesuchcertificateshavebeendepositedintoHolder’sbrokerageaccount,alllegendshavebeenremovedtherefrom,andtheCommonStockrepresentedbysuchcertificatesisfreelytradeable),allrightswithrespecttotheportionoftheOutstandingBalancebeingsoconvertedshallforthwithterminate;provided,however,thattheHoldershallbedeemedtobetheholderofrecordoftheCommonStockissuableuponsuch conversionas ofthedateBorrowerreceivesthecorrespondingNoticeofConversion.

(f)                DeliveryofCommonStockviatheDWACSystem.Notwithstandinganyotherprovisioncontainedherein,failuretodeliverviatheDWACsystemanyCommonStocktobedeliveredtotheHolderunderthisSection1.4shallconstituteabreachofthisAgreementandanEventofDefaultunder Section3hereof,includingwithoutlimitationunderSections3.1(c)and 3.1(p).

(g)                FailuretoDeliverCommonStockPriortoDelivery Date.Withoutinanywaylimitingthe Holder’srightto pursueother remedies,includingactualdamagesand/orequitablerelief,thepartiesagreethatifdeliveryoftheCommonStockissuableuponconversionofthisNoteisnotdeliveredasrequiredbySection1.4(d)bytheDeliveryDate(a“ConversionDefault”),theBorrowershallpayincashtotheHolderforeachcalendardaybeyondtheDeliveryDatethattheBorrowerfailstodeliversuchCommonStockanamountequalto$500perday(the“ConversionDefaultPayment”).SuchcashamountshallbepaidtotheHolderbythefifthdayofthemonthfollowingthemonthinwhichithasaccrued(the“ConversionDefaultPaymentDueDate”).Intheeventsuchcashamountisnotreceived bythe Holder bythe ConversionDefaultPaymentDue Date, attheoptionof the Holder(withoutnoticetotheBorrower),theConversionDefaultPaymentshallbeaddedtotheOutstandingBalanceofthisNote,inwhicheventinterestshallaccruethereoninaccordancewiththetermsofthisNoteandsuchadditionalprincipalamountshallbeconvertibleintoCommonStockinaccordancewiththetermsofthisNote.TheBorroweragreesthattherighttoconvertisavaluablerighttotheHolder.Thedamagesresultingfromafailure,attempttofrustrate,orinterferencewithsuchconversionrightaredifficultifnotimpossibletoquantify.Accordinglythepartiesacknowledgethattheliquidateddamagesprovisionscontained inthisSection1.4(g)arejustified.

                        ConcerningtheShares.TransferofthesharesofCommonStockissuableuponconversionofthisNoteisrestrictedandcertificatesrepresentingsuchsharesmaybearalegendassetforthinSections4.14 ofthePurchaseAgreement.

                     EffectofCertainEvents.

(a)                FundamentalTransactionConsentRight.TheBorrowershallnotenterintoorbepartytoaFundamentalTransaction(asdefinedbelow),unlesstheBorrowerobtainsthepriorwrittenconsentoftheHoldertoenterintosuchFundamentalTransaction.ForpurposesofthisNote,“FundamentalTransaction”meansthat(i) any“person”or“group”(asthesetermsareusedforpurposesofSections13(d)and14(d)ofthe1934Actandtherulesandregulationspromulgatedthereunder)isorshallbecomethe“beneficialowner”(asdefinedinRule13d-3underthe1934Act),directlyorindirectly,of50%oftheaggregateordinaryvotingpowerrepresentedbyissuedandoutstandingvotingstockoftheBorrower,or(ii)(1)theBorroweroranyofitssubsidiariesshall,directlyorindirectly,inoneormorerelatedtransactions,consolidateormergewithorinto(whetherornotthe

Borroweroranyofitssubsidiariesisthesurvivingcorporation)anyotherindividual,corporation,limitedliabilitycompany,partnership,association,trustorotherentityororganization(collectively,“Person”),or(2)theBorroweroranyofitssubsidiariesshall,directlyorindirectly,inoneormorerelatedtransactions,sell,lease,license,assign,transfer,conveyorotherwisedisposeofallorsubstantiallyallofitsrespectivepropertiesorassetstoanyotherPerson,or(3)theBorroweroranyofitssubsidiariesshall,directlyorindirectly,inoneormorerelatedtransactions,allowanyotherPersontomakeapurchase,tenderorexchangeofferthatisacceptedbytheholdersofmorethan50%oftheoutstandingsharesofvotingstockof the Borrower(notincludinganyshares of votingstockof the Borrowerheld bythe PersonorPersonsmakingorpartyto,orassociatedoraffiliatedwiththePersonsmakingorpartyto,suchpurchase,tenderorexchangeoffer),or(4)theBorroweroranyofitssubsidiariesshall,directlyorindirectly,inoneormorerelatedtransactions,consummateastockorsharepurchaseagreementorotherbusinesscombination(including,withoutlimitation,areorganization,recapitalization,spin-offorschemeofarrangement)withanyotherPersonwherebysuchotherPersonacquiresmorethan50%oftheoutstandingsharesofvotingstockoftheBorrower(notincludinganysharesofvotingstockoftheBorrowerheldbythe otherPerson orotherPersonsmaking orpartyto, orassociatedor affiliatedwiththeotherPersonsmakingorpartyto,suchstock orsharepurchaseagreementorotherbusinesscombination),or(5)theBorroweroranyofitssubsidiariesshall,directlyorindirectly,inoneormorerelatedtransactions,reorganize,recapitalizeorreclassifytheCommonStock,otherthananincreaseinthenumberof authorizedshares ofthe Borrower’sCommonStock. The provisions ofthis Section1.6(a)shallapplysimilarlyandequallytosuccessiveFundamentalTransactionsandshallbeappliedwithoutregardtoanylimitationsontheconversionofthisNote.Asaconditiontopre-approvinganyFundamentalTransactioninwriting,whichapprovalmaybewithheldintheHolder’ssolediscretion,Holdermayrequiretheresultingsuccessororacquiringentity(ifnottheBorrower)toassumebywritteninstrumentalloftheobligationsoftheBorrowerunderthisNoteandalltheotherTransactionDocumentswiththesameeffectas ifsuchsuccessoror acquirerhadbeennamed as the Borrowerhereto and thereto.

(b)               AdjustmentDuetoFundamentalTransactions.If,atanytimewhenthisNoteisissuedandoutstandingandpriortoconversionofallofthisNote,thereshallbeanyFundamentalTransactionthatispre-approvedinwritingbytheHolderpursuanttoSection1.6(a)above,asaresultofwhichsharesofCommonStockoftheBorrowershallbechangedintothesameoradifferentnumberofsharesof anotherclassorclassesofstock orsecurities oftheBorroweroranotherentity,orin caseofanysaleorconveyanceofallorsubstantiallyalloftheassetsoftheBorrowerotherthaninconnectionwithaplanofcompleteliquidationoftheBorrower,thentheHolderofthisNoteshallthereafterhavetherighttoreceiveuponconversionofthisNote,uponthebasisanduponthetermsandconditionsspecifiedherein and in lieu ofthe shares of CommonStock immediately theretoforeissuableupon conversion,suchstock,securitiesorassetswhichtheHolderwouldhavebeenentitledtoreceiveinsuchtransactionhadthisNotebeenconvertedinfullimmediatelypriortosuchtransaction(withoutregardtoanylimitationsonconversionsetforthherein),andinanysuchcaseappropriateprovisionsshallbemadewithrespecttotherightsandinterestsoftheHolderofthisNotetotheendthattheprovisionshereof(including,withoutlimitation,provisionsforadjustmentoftheConversionPriceandofthenumberofsharesissuableuponconversionofthisNote)shallthereafterbeapplicable,asnearlyasmaybepracticableinrelationtoanysecuritiesorassetsthereafterdeliverableupon the conversionhereof.The aboveprovisionsshallsimilarlyapplytosuccessiveFundamentalTransactions.

(c)                AdjustmentDuetoDistribution.IftheBorrowershalldeclareormakeanydistributionofitsassets(orrightstoacquireitsassets)toholdersofCommonStockasadividend,stockrepurchase,bywayofreturnofcapitalorotherwise(includinganydividendordistributiontotheBorrower’sstockholdersincash orshares(orrightstoacquireshares)ofcapitalstock of a subsidiary(i.e.,aspin-off))(a“Distribution”),thentheHolderofthisNoteshallbeentitled,uponanyconversionofthisNoteafterthedateofrecordfordeterminingstockholdersentitledtosuchDistribution,toreceivetheamountofsuchassetswhichwouldhavebeenpayabletotheHolderwithrespecttothesharesof

CommonStockissuableuponsuchconversionhadsuchHolderbeentheholderofsuchsharesofCommon Stockon the recorddateforthedetermination of stockholdersentitledtosuch Distribution.

(d)               AdjustmentDuetoDilutiveIssuance.If,atanytimewhenthisNoteisissuedandoutstanding,theBorrowerissuesorsells,orinaccordancewiththisSection1.6(d)hereofisdeemedtohaveissuedorsold,anysharesofCommonStockfornoconsiderationorforaconsiderationpershare(beforedeductionofreasonableexpensesorcommissionsunderwritingdiscountsorallowancesinconnectiontherewith)lessthantheConversionPriceineffectonthedateofsuchissuance(ordeemedissuance)ofsuchsharesofCommonStock(a“DilutiveIssuance”),thenimmediatelyupontheDilutiveIssuance,theConversionPricewillbereducedtotheamountoftheconsiderationpersharereceivedbythe BorrowerinsuchDilutiveIssuance.

TheBorrowershallbedeemedtohaveissuedorsold sharesofCommonStockifthe Borrower in any mannerissuesorgrants anywarrants,rightsoroptions(notincludingemployee stockoptionplans),whetherornotimmediatelyexercisable,tosubscribeforortopurchaseCommonStockorothersecuritiesconvertibleintoorexchangeableforCommonStock(“ConvertibleSecurities”)(suchwarrants,rightsandoptionstopurchaseCommonStockorConvertibleSecuritiesarehereinafterreferredtoas“Options”)andthepricepershareforwhichCommonStockisissuableupontheexerciseofsuchOptionsislessthantheConversionPricethenineffect,thentheConversionPriceshallbeequaltosuchpricepershare.Forpurposesoftheprecedingsentence,the“pricepershareforwhichCommonStockisissuableupontheexerciseofsuchOptions”isdeterminedbydividing(i)thetotalamount,ifany,receivedorreceivablebytheBorrowerasconsiderationfortheissuanceorgrantingofallsuchOptions,plus theminimumaggregateamountofadditionalconsideration, ifany,payabletotheBorrowerupontheexerciseofallsuchOptions,plus,inthecaseofConvertibleSecuritiesissuableupontheexerciseofsuchOptions,theminimumaggregateamountofadditionalconsiderationpayableupontheconversionorexchangethereofatthetimesuchConvertibleSecuritiesfirstbecomeconvertibleorexchangeable,by(ii)themaximumtotalnumberofsharesofCommonStockissuableupontheexerciseofallsuchOptions(assumingfullconversionofConvertibleSecurities,ifapplicable).NofurtheradjustmenttotheConversion Pricewillbemadeupon the actualissuanceof suchCommonStock upontheexerciseof suchOptionsorupontheconversionorexchangeofConvertibleSecuritiesissuableuponexerciseofsuchOptions.

Additionally,theBorrowershallbedeemedtohaveissuedorsoldsharesofCommonStockiftheBorrowerinanymannerissuesorsellsanyConvertibleSecurities,whetherornotimmediatelyconvertible,andthepricepershareforwhichCommonStockisissuableuponsuchconversion or exchange islessthantheConversionPricethen in effect,thenthe ConversionPriceshallbeequaltosuchpricepershare.Forthepurposesoftheprecedingsentence,the“pricepershareforwhichCommonStockisissuableuponsuchconversionorexchange”isdeterminedbydividing(1)thetotalamount, if any,received orreceivable bythe Borroweras considerationfor theissuanceorsale ofallsuchConvertibleSecurities,plusthe minimumaggregateamountof additionalconsideration, if any,payabletotheBorrowerupontheconversionorexchangethereofatthetimesuchConvertibleSecuritiesfirstbecomeconvertibleorexchangeable,by(2)themaximumtotalnumberofsharesofCommonStockissuableupontheconversionorexchangeofallsuchConvertibleSecurities.NofurtheradjustmenttotheConversionPricewillbemadeupontheactualissuanceofsuchCommonStockuponconversionorexchangeofsuchConvertibleSecurities.

(e)                PurchaseRights.If, atany time when this Note isissued and outstanding,theBorrowerissuesanyconvertiblesecuritiesorrightstopurchasestock,warrants,securitiesorotherproperty(the“PurchaseRights”)proratatotherecordholdersofanyclassofCommonStock,thentheHolderofthisNotewillbeentitledtoacquire,uponthetermsapplicabletosuchPurchaseRights,theaggregatePurchaseRightswhichsuchHoldercouldhaveacquiredifsuchHolderhadheldthenumberof

sharesofCommonStockacquirableuponcompleteconversionofthisNote(withoutregardtoanylimitations on conversioncontainedherein)immediatelybeforethe date on whicha record istaken forthegrant,issuanceorsaleofsuchPurchaseRightsor,ifnosuchrecordistaken,thedateasofwhichtherecordholdersofCommon Stockareto bedetermined forthe grant,issue or saleofsuchPurchaseRights.

(f)                AdjustmentDuetoNon-DWACEligibility.If,atanytimewhenthisNoteisissuedandoutstanding,theHolderdeliversaNoticeofConversionandatsuchtimeallDWACEligibleConditionsarenotthensatisfied,theBorrowershalldelivercertificatedConversionSharesto theHolderpursuanttoSection1.4(d)andtheNon-DWACEligibleAdjustmentAmountshallbeaddedtotheOutstandingBalanceofthisNote,withoutlimitinganyotherrightsoftheHolderunderthisNoteortheotherTransactionDocuments.The“Non-DWACEligibleAdjustmentAmount”istheamountequaltothenumberofapplicableConversionSharesmultipliedbytheexcess,ifany,of(i)theTradingPriceoftheCommonStockontheConversionDate,over(ii)theTradingPriceoftheCommonStockonthedatethecertificatedConversionSharesarefreelytradable,clearofanyrestrictivelegendanddepositedintheHolder’sbrokerageaccount.Inanysuchcase,Holderwillusereasonableeffortstotimelydepositsuchcertificatesinitsbrokerageaccountafteritreceivesthemandcausesuchrestrictivelegendstoberemoved,and,withoutlimitinganyotherprovisionhereof,BorroweragreestofullycooperatewithHolder inaccomplishingthesame.

(g)                AdjustmentDuetoLateClearingofDWACEligibleShares.If,atanytimewhenthisNoteisissuedandoutstanding,theHolderdeliversaNoticeofConversionandatsuchtimetheCommonStockisDWACEligibleandtheapplicableDWACEligibleConversionSharesaredeliveredtoHolderoritsbroker,butittakeslongerthanfive(5)businessdaysaftersuchdeliveryforsuchConversionSharestobeelectronicallyclearedfortradinginHolder’sbrokerageaccount,thentheLateClearingAdjustmentAmount(asdefinedbelow)shallbeaddedtotheOutstandingBalanceofthisNote,withoutlimiting anyotherrightsoftheHolderunderthisNoteortheotherTransactionDocuments.The“LateClearingAdjustmentAmount”istheamountequaltothenumberofapplicableConversionSharesmultipliedbytheexcess,ifany,of(1)theTradingPriceoftheCommonStockontheConversionDate,over(2)theTradingPriceoftheCommonStockonthedatethecertificatedDWACEligibleConversionSharesareelectronicallyclearedfortradingintheHolder’sbrokerageaccount.Inanysuchcase,andwithoutlimitinganyotherprovisionhereof,eachofHolderandtheBorroweragreestotakeallactionreasonablynecessaryonitsparttohelpensurethattheapplicableConversionSharesareelectronicallyclearedfortradingintheHolder’sbrokerageaccountwithinthefive-dayperioddescribedabove.

(h)               NoticeofAdjustments.UpontheoccurrenceofeachadjustmentorreadjustmentoftheConversionPriceortheadditionoftheNon-DWACEligibleAdjustmentAmountorLateClearingAdjustmentAmounttotheOutstandingBalanceasaresultoftheeventsdescribedinthisSection1.6,theBorrower,atitsexpense,shallpromptlycomputesuchadjustmentorreadjustmentandprepareandfurnishtotheHolderacertificatesettingforthsuchadjustmentorreadjustmentandshowingindetailthefactsuponwhichsuchadjustmentorreadjustmentisbased.TheBorrowershall,uponthewrittenrequestatanytimeoftheHolder,furnishtosuchHolderalikecertificatesettingforth(i)suchadjustmentorreadjustment, (ii)theConversion Priceatthe timeineffectand(iii)thenumberofshares ofCommonStockandtheamount,ifany,ofothersecuritiesorpropertywhichatthetimewouldbereceived uponconversionofthisNote.

(i)                 AdjustmentsforStockSplit.Notwithstandinganythinghereintothecontrary,anyreferencestosharenumbersorsharepricesshallbeappropriatelyadjustedforanystockdividend,stocksplit,stockcombination orothersimilartransaction.

                        OwnershipLimitation.NotwithstandinganythingtothecontrarycontainedinthisNoteortheotherTransactionDocuments,ifatanytimetheHoldershallorwouldbeissuedsharesofCommonStockunderanyoftheTransactionDocuments,butsuchissuancewouldcausetheHolder(togetherwithitsAffiliates)tobeneficiallyownanumberofsharesexceeding4.99%ofthenumberofsharesofCommonStockoutstandingonsuchdate(includingforsuchpurposethesharesofCommonStockissuableuponsuchissuance)(the“MaximumPercentage”),thentheCompanymustnotissuetotheHoldersharesoftheCommonStockwhichwouldexceedtheMaximumPercentage.ForpurposesofthisSection,beneficialownershipofCommonStockwillbedeterminedunderthe1934Act.ThesharesofCommonStockissuabletotheHolderthatwouldcausetheMaximumPercentagetobeexceededarereferredtohereinasthe"OwnershipLimitationShares".TheCompanywillreservetheOwnershipLimitationSharesfortheexclusivebenefitoftheHolder.Fromtimetotime,theHoldermaynotifytheCompanyinwritingofthenumberoftheOwnershipLimitationSharesthatmaybeissuedtotheHolderwithoutcausingtheHoldertoexceedtheMaximumPercentage.Uponreceipt ofsuchnotice,theCompanyshallbeunconditionallyobligatedtoimmediatelyissuesuchdesignatedsharestotheHolder,withacorrespondingreductioninthenumberoftheOwnershipLimitationShares.Notwithstandingtheforgoing,theterm“4.99%”aboveshallbereplacedwith“9.99%”atsuchtimeastheMarketCapitalizationoftheCommonStockislessthan$5,000,000.00.Notwithstandinganyotherprovisioncontainedherein,iftheterm“4.99%”isreplacedwith“9.99%”pursuanttotheprecedingsentence,suchincreaseto“9.99%”shallremainat9.99%untilincreased,decreasedorwaivedbytheHolderassetforthbelow.ForpurposesofthisNote,theterm“MarketCapitalizationoftheCommonStock”shallmeantheproductequalto(A)theaverageVWAPoftheCommonStockfortheimmediatelyprecedingfifteen

(15)TradingDays,multipliedby(B)theaggregatenumberofoutstandingsharesofCommonStockasreportedontheCompany’smostrecentlyfiledForm10-QorForm10-K.BywrittennoticetotheCompany,theHoldermayincrease,decreaseorwaivetheMaximumPercentageastoitselfbutanysuchwaiverwillnotbe effectiveuntilthe 61stdayafterdeliverythereof.The foregoing61-daynoticerequirementisenforceable,unconditionalandnon-waivableandshallapplytoallAffiliatesandassignsof theHolder.

                        Prepayment.SolongastheBorrowerhasnotreceivedaNoticeofConversionfromtheHolder,thenatanytimeduringtheperiodbeginningontheIssueDateandendingonthedatewhichisonehundredeighty(180)calendardaysfollowingtheIssueDate,theBorrowershallhavetheright,exercisable onnotlessthan thirty (30)Trading Dayspriorwrittennotice to theHolderto prepay theOutstandingBalanceofthisNote,infull,inaccordancewiththisSection1.8.Anynoticeofprepaymenthereunder (an “OptionalPrepaymentNotice”)shallbe delivered tothe Holderatitsregisteredaddressesandshallstate:(a)thattheBorrowerisexercisingitsrighttoprepaythisNote,and(b)thedateofprepayment,whichshallbenotmorethanthree(3)TradingDaysfromthedateoftheOptionalPrepaymentNotice.Onthedatefixedforprepayment(the“OptionalPrepaymentDate”),theBorrowershallmakepaymentoftheOptionalPrepaymentAmount(asdefinedbelow)toorupontheorderoftheHolderasspecifiedbytheHolderinwritingtotheBorroweratleastone(1)TradingDaypriortotheOptionalPrepaymentDate.IftheBorrowerexercisesitsrighttoprepaythisNote,theBorrowershallmakepaymentto the Holder of anamountin cash(the“OptionalPrepaymentAmount”)equalto 115%,multiplied bythe thenOutstandingBalance ofthisNote.If the Borrowerdeliversan OptionalPrepaymentNoticeandfailstopaytheOptionalPrepaymentAmountduetotheHolderwithintwo(2)TradingDaysfollowingtheOptionalPrepaymentDate,theBorrowershallforeverforfeititsrighttoprepaythisNotepursuanttothisSection1.8.

2.	CERTAIN COVENANTS.

                        Distributions onCapitalStock.Solong as theBorrowershallhaveany obligationunderthisNote,theBorrowershallnotwithouttheHolder’swrittenconsent(a)pay,declareorsetapartforsuchpayment,anydividendorotherdistribution(whetherincash,propertyorothersecurities)onsharesofcapitalstockotherthandividendsonsharesofCommonStocksolelyintheformofadditionalsharesofCommonStock,or(b)directlyorindirectlyorthroughanysubsidiarymakeanyotherpaymentordistributioninrespectofitscapitalstockexceptfordistributionspursuanttoanystockholders’rightsplan whichisapproved bya majorityof theBorrower’sdisinteresteddirectors.

                        RestrictiononStockRepurchases.SolongastheBorrowershallhaveanyobligationunderthisNote,theBorrowershallnotwithouttheHolder’swrittenconsentredeem,repurchaseorotherwiseacquire(whetherforcashorinexchangeforpropertyorothersecuritiesorotherwise)inanyonetransactionorseriesofrelatedtransactionsanysharesofcapitalstockoftheBorrower oranywarrants,rights or options topurchaseor acquireanysuch shares.

                        Borrowings.SolongastheBorrowershallhaveanyobligationunderthisNote,theBorrowershallnot,withouttheHolder’spriorwrittenconsent,create,incur,assumeguarantee,endorse,contingentlyagreetopurchaseorotherwisebecomeliableupontheobligationofanyperson,firm,partnership,jointventureorcorporation,exceptbytheendorsementofnegotiableinstrumentsfordepositorcollection,orsuffertoexistanyliabilityforborrowedmoney,except(a)borrowingsinexistenceorcommittedonthedatehereofandofwhichtheBorrowerhasinformedtheHolderinwritingprior tothe datehereof,(b)indebtednessto tradecreditorsorfinancialinstitutionsincurred inthe ordinarycourseofbusiness,(c)borrowings,theproceedsofwhichshallbeusedtorepaythisNoteor(d)aspermitted bythe PurchaseAgreement.

                        SaleofAssets.SolongastheBorrowershallhaveanyobligationunderthisNote,theBorrowershallnot,withouttheHolder’spriorwrittenconsent,sell,leaseorotherwisedisposeof anysignificantportionof the Borrower’sassetsoutsidetheordinarycourse of business.Anyconsenttothe disposition ofanyassetsmaybe conditionedon aspecifieduse oftheproceedsof disposition.

                        AdvancesandLoans.SolongastheBorrowershallhaveanyobligationunderthisNote,theBorrowershallnot,withouttheHolder’swrittenconsent,lendmoney,givecreditormakeadvancestoanyperson,firm,jointventureorcorporation,including,withoutlimitation,officers,directors,employees,subsidiariesandAffiliatesoftheBorrower,exceptloans,creditsoradvances(a)inexistenceorcommittedonthedatehereofandwhichtheBorrowerhasinformedHolderinwritingpriorto thedatehereof,(b) madein theordinarycourseofbusiness,or(c)notin excessof $100,000.

3.	EVENTSOFDEFAULT.

                        EventsofDefault.Theoccurrenceofanyofthefollowingeventsofdefault(each, an“Event ofDefault”)shallbe aneventofdefaulthereunder:

(a)                FailuretoPayAmountsDue.TheBorrowerfailstopayanyamountwhen due onthisNote,whether atmaturity, upon accelerationor otherwise.

(b)               ConversionandtheShares.TheBorrower(i)failstoissueConversionSharestotheHolderortheHolder’sbroker(assetforthintheapplicableConversionNotice)bytheDeliveryDate,(ii)failstotransferorcauseitstransferagenttotransfer(issue)anysharesofCommonStock issued to theHolderuponconversionofor otherwisepursuantto thisNote asandwhenrequiredbythisNoteoranyoftheotherTransactionDocuments,(iii)theBorrowerdirectsitstransferagentnotto

transferordelays,impairs,and/orhindersitstransferagentintransferring(orissuing)anysharesofCommonStocktobeissuedtotheHolderuponconversionoforotherwisepursuanttothisNoteasandwhenrequiredbythisNoteoranyoftheotherTransactionDocuments,or(iv)failstoremove(ordirectsitstransferagentnottoremoveorimpairs,delays,and/orhindersitstransferagentfromremoving)anyrestrictivelegend(ortowithdrawanystoptransferinstructionsinrespectthereof)onanysharesofCommonStockissuedtotheHolderuponconversionoforotherwisepursuanttothisNoteasandwhenrequired bythisNote oranyof the otherTransactionDocuments.

(c)                BreachofCovenantsandObligations.TheBorrowerbreachesanycovenantorobligationorothertermorconditioncontainedinthisNoteandanycollateraldocumentsincludingbutnotlimitedtothe otherTransactionDocuments.

(d)               BreachofRepresentationsandWarranties.AnyrepresentationorwarrantyoftheBorrowermadehereinorinanyagreement,statementorcertificategiveninwritingpursuanthereto or inconnectionherewith(including,withoutlimitation,thePurchaseAgreementandanyotherTransactionDocuments),shallbe falseormisleadingin anymaterialrespectwhenmade.

(e)                ReceiverorTrustee.TheBorroweroranysubsidiaryoftheBorrowershallmakeanassignmentforthebenefitofcreditors,orapplyfororconsenttotheappointmentofareceiverortrusteeforitorforasubstantialpartofitspropertyorbusiness,orsuchareceiverortrusteeshallotherwise be appointed.

(f)                Judgments.Anymoneyjudgment,writorsimilarprocessshallbeenteredorfiledagainsttheBorroweroranysubsidiaryoftheBorroweroranyofitspropertyorotherassetsformorethan$100,000,andshallremainunvacated,unbondedorunstayedforaperiodoftwenty

(20)calendardaysunlessotherwiseconsentedtobytheHolder,whichconsentwillnotbeunreasonablywithheld.

(g)                Bankruptcy.Bankruptcy,insolvency,reorganizationorliquidationproceedingsorotherproceedings,voluntaryorinvoluntary,forreliefunderanybankruptcylaworanylawforthereliefofdebtorsshallbeinstitutedbyoragainsttheBorroweroranysubsidiaryoftheBorrower.

(h)               DelistingofCommonStock.TheBorrowershallfailtomaintainthelistingand/orquotation, asapplicable,oftheCommonStockon thePrincipalMarket.

(i)                 FailuretoComplywiththe1934Act.TheBorrowershallfailtocomplywiththereportingrequirementsofthe1934Act;and/ortheBorrowershallceasetobesubjecttothereportingrequirementsofthe 1934 Act.

(j)                 Liquidation.Anydissolution,liquidation,orwindingupofBorroweroranysubstantialportionofitsbusiness.

(k)               CessationofOperations.AnycessationofoperationsbytheBorrowerortheBorroweradmitsitisotherwisegenerallyunabletopayitsdebtsassuchdebtsbecomedue;provided,however,thatanydisclosureoftheBorrower’sabilitytocontinueasa“goingconcern”shallnotbeanadmissionthattheBorrowercannotpayitsdebtsastheybecome due.

(l)                 MaintenanceofAssets.ThefailurebytheBorrowertomaintainanymaterialintellectualproperty rights,personal,realproperty orotherassetswhicharenecessary toconductitsbusiness(whethernowor inthefuture).

(m)             FinancialStatementRestatement.TherestatementofanyfinancialstatementsfiledbytheBorrowerwiththeSECforanydateorperiodfromtwoyearspriortotheIssueDateofthisNoteanduntilthisNoteisnolongeroutstanding,iftheresultofsuchrestatementwould,bycomparisontotheunrestatedfinancialstatement,haveconstitutedamaterialadverseeffectontherightsof theHolderwithrespecttothisNote oranyotherTransactionDocuments.

(n)               ReverseSplits.TheBorrowereffectuatesareversesplitofitsCommonStockwithouttwenty(20)calendardayspriorwrittennoticeto the Holder.

(o)               ReplacementofTransferAgent.IntheeventthattheBorrowerproposestoreplaceitstransferagent,theBorrowerfailstoprovide,priortotheeffectivedateofsuchreplacement,afullyexecutedIrrevocableTransferAgentInstructionsinaformasinitiallydeliveredpursuanttothePurchaseAgreement(includingbutnotlimitedtotheprovisiontoirrevocablyreservesharesofCommonStockinthe ReservedAmount)signed bythesuccessortransferagenttothe HolderandtheBorrower.

(p)               DWACEligibility.ThefailureofanyoftheDWACEligibleConditionsto besatisfiedatany time duringwhichtheBorrowerhasobligationsunderthisNote.

                        DefaultEffects;AutomaticAcceleration.UpontheoccurrenceofanyEventofDefault,(a)theOutstandingBalanceshallimmediatelyincreaseto105%oftheOutstandingBalanceimmediatelypriortotheoccurrenceoftheEventofDefault(the“BalanceIncrease”),and(b)thisNoteshallthenaccrueinterestattheDefaultInterestrate(collectively,the“DefaultEffects”);provided,however,that(x)innoeventshalltheBalanceIncreasebeappliedmorethanonce,and(y)notwithstandinganyprovisiontothecontraryherein,innoeventshalltheapplicableinterestrateatanytimeexceedthemaximuminterestrateallowedunderapplicablelaw.TheDefaultEffectsshallautomaticallyapplyupon theoccurrenceof an Eventof Defaultwithouttheneedfor anypartyto give anynoticeortakeanyotheraction.Further,upontheoccurrenceandduringthecontinuationofanyEventofDefault,theHoldermay bywrittennoticetotheBorrowerdeclaretheentireOutstandingBalanceimmediatelydueandpayablewithoutpresentment,demand,protestoranyothernoticeofanykind,allofwhichareherebyexpresslywaived,anythingcontainedhereinorintheotherTransactionDocumentstothecontrarynotwithstanding;provided,however,thatupontheoccurrenceorexistenceofanyEventofDefaultdescribedinSections3.1(e),3.1(g),3.1(j),or3.1(k),immediatelyandwithoutnotice,alloutstandingobligationspayablebytheBorrowerhereundershallautomaticallybecomeimmediatelydueandpayable,withoutpresentment,demand,protestoranyothernoticeofanykind,allofwhichareherebyexpresslywaived,anythingcontainedhereinorintheTransactionDocumentstothecontrary(“AutomaticAcceleration”).Foravoidanceofdoubt,exceptinthecaseofAutomaticAccelerationresultingfromanEventofDefaultunderSections3.1(e),3.1(g),3.1(j),or3.1(k),theHoldershallretainallrightsunderthisNoteandtheTransactionDocuments,includingtheabilitytoconvertthethenOutstanding Balanceof thisNotepursuanttoSection1hereof,atalltimesfollowing theoccurrenceofanAutomaticAccelerationuntiltheentireOutstandingBalanceatthattime has beenpaidin full.

4.	MISCELLANEOUS.

                        FailureorIndulgenceNotWaiver.NofailureordelayonthepartoftheHolderintheexerciseofanypower,rightorprivilegehereundershalloperateasawaiverthereof,norshallanysingle orpartialexerciseof any such power,rightor privilegeprecludeotherorfurtherexercisethereof orofanyotherright,powerorprivileges.Allrightsandremediesexistinghereunderarecumulativeto,andnotexclusiveof, anyrightsor remediesotherwiseavailable.

                        Notices.WhenevernoticeisrequiredtobegivenunderthisNote,unlessotherwiseprovidedherein,suchnoticeshallbegiveninaccordancewiththesubsectionofthePurchaseAgreementtitled“Notices.”

                        Amendments.ThisNoteandanyprovisionhereofmayonlybeamendedbyaninstrumentinwritingsignedbytheBorrowerandtheHolder.Theterm“Note”andallreferencethereto,asusedthroughoutthisinstrument,shallmeanthisinstrument(andtheotherNotesissuedpursuanttothePurchaseAgreement)asoriginallyexecuted,oriflateramendedorsupplemented,thenassoamendedorsupplemented.

                        Assignability.ThisNoteshallbebindingupontheBorroweranditssuccessorsandassigns,andshallinuretobethebenefitoftheHolderanditssuccessorsandassigns;provided,however,thatthisNotemaynotbetransferred,assignedorconveyedbytheBorrowerwithoutthepriorwrittenconsentof the Holder.Eachtransfereeof this Notemustbe an“accreditedinvestor”(asdefinedinRule501(a)oftheSecuritiesActof1933(asamended,the“1933Act”)).NotwithstandinganythinginthisNotetothecontrary,thisNotemaybepledgedascollateralinconnectionwithabonafidemarginaccountorotherlendingarrangement.

                        CostofCollection;Attorneys’Fees.UpontheoccurrenceofanyEventofDefault,theBorrowershallpaytotheHolderhereofallcostsandreasonableattorneys’feesincurredbytheHolderinconnectionwithsuchEventofDefault.IntheeventofanyactionatlaworinequitytoenforceorinterpretthetermsofthisNoteoranyoftheotherTransactionDocuments,thepartiesagreethatthepartywhoisawardedthemostmoneyshallbedeemedtheprevailingpartyforallpurposesandshallthereforebeentitledtoanadditionalawardofthefullamountoftheattorneys’feesandexpensespaidbysuchprevailingpartyinconnectionwiththelitigationand/ordisputewithoutreductionor apportionmentbased upon the individualclaimsor defensesgivingrise to thefeesandexpenses.Nothinghereinshallrestrictorimpairacourt’spowertoawardfeesandexpensesforfrivolousorbadfaithpleading.

                        GoverningLaw.ThisNoteshallbegovernedbyandconstruedinaccordancewiththe lawsoftheStateofUtahwithoutregardtoprinciplesofconflictsoflaws.AnyactionbroughtbyeitherpartyagainsttheotherconcerningthetransactionscontemplatedbythisNoteshallbebroughtonlyinthestatecourtsofUtahorinthefederalcourtslocatedinSaltLakeCounty,Utah.ThepartiestothisNoteherebyirrevocablywaiveanyobjectiontojurisdictionandvenueofanyactioninstitutedhereunderand shallnotassertanydefensebased on lackof jurisdiction or venue orbased uponforumnonconveniens.IntheeventthatanyprovisionofthisNoteoranyotheragreementdeliveredinconnectionherewithisinvalidorunenforceableunderanyapplicablestatuteorruleoflaw,thensuchprovisionshallbedeemedinoperativetotheextentthatitmayconflicttherewithandshallbedeemedmodifiedtoconformwithsuchstatuteorruleoflaw.Anysuchprovisionwhichmayproveinvalidorunenforceableunderany lawshallnotaffectthevalidity orenforceability ofany otherprovisionofany agreement.Eachpartyherebyirrevocablywaivespersonalserviceofprocessandconsentstoprocessbeingservedinanysuit,actionorproceedinginconnectionwiththisAgreementoranyotherrelatedorcompaniondocumentsbymailingacopythereofviaregisteredorcertifiedmailorovernightdelivery(withevidenceofdelivery)tosuchpartyattheaddressineffectfornoticestoitunderthisAgreementandagreesthatsuchserviceshallconstitutegoodandsufficientserviceofprocessandnoticethereof.Nothingcontainedhereinshallbedeemedtolimitinanywayanyrighttoserveprocessinanyothermannerpermittedbylaw.THEBORROWERHEREBYIRREVOCABLYWAIVESANYRIGHTITMAYHAVETO,ANDAGREESNOTTOREQUEST,AJURYTRIALFORTHEADJUDICATIONOFANYDISPUTEHEREUNDERORINCONNECTIONWITHORARISINGOUTOFTHISNOTEORANYTRANSACTION CONTEMPLATED HEREBY.

                        FeesandCharges.ThepartiesacknowledgeandagreethatupontheBorrower’sfailuretocomplywiththeprovisionsofthisNote,theHolder’sdamageswouldbeuncertainanddifficult(ifnotimpossible)toaccuratelyestimatebecauseoftheparties’inabilitytopredictfutureinterestrates,theHolder’sincreasedrisk,andtheuncertaintyoftheavailabilityofasuitablesubstituteinvestmentopportunityfortheHolder,amongotherreasons.Accordingly,anyfees,charges,andinterestdueunderthisNoteareintendedbythepartiestobe,andshallbedeemed,areasonableestimateoftheHolder’sactuallossofitsinvestmentopportunityandnotapenalty,andshallnotbedeemedinanywaytolimitanyotherrightorremedyHolder may havehereunder, atlaw orinequity.

                        Remedies.TheBorroweracknowledgesthatabreachbyitofitsobligationshereunderwillcauseirreparableharmtotheHolder,byvitiatingtheintentandpurposeofthetransactioncontemplatedhereby.Accordingly,theBorroweracknowledgesthattheremedyatlawforabreachofitsobligations underthis Notewillbeinadequate and agrees, in theeventof a breachor threatenedbreach bytheBorroweroftheprovisionsofthisNote,thattheHoldershallbeentitled,inadditiontoallotheravailableremediesatlaworinequity,andinaddition tothechargesassessableherein,toan injunctionorinjunctionsrestraining,preventingorcuringanybreachofthisNoteandtoenforcespecificallythetermsandprovisionsthereof,withoutthenecessityofshowingeconomiclossandwithoutanybondorothersecuritybeingrequired.

                        PurchaseAgreement.ByitsacceptanceofthisNote,eachpartyagreestobebound bytheapplicableterms ofthe PurchaseAgreementandtheotherTransactionDocuments.

                        NoticeofCorporateEvents.Exceptasotherwiseprovidedherein,theHolderofthisNoteshallhavenorightsasaHolderofCommonStockunlessandonlytotheextentthatitconvertsthisNoteintoCommonStock.TheBorrowershallprovidetheHolderwithpriornotificationofanymeetingoftheBorrower’sstockholders(andcopiesofproxymaterialsandotherinformationsenttostockholders).In the eventof anytakingbythe Borrowerof a record ofitsstockholdersforthepurposeofdeterminingstockholderswhoareentitledtoreceivepaymentofanydividendorotherdistribution,anyrighttosubscribefor,purchaseorotherwiseacquire(includingbywayofmerger,consolidation,reclassificationorrecapitalization)anyshareofanyclassoranyothersecuritiesorproperty,ortoreceiveany otherright,or forthepurposeof determining stockholderswhoareentitledtovotein connection withanyproposedsale,leaseorconveyanceofallorsubstantiallyalloftheassetsoftheBorroweroranyproposedliquidation,dissolutionorwindingupoftheBorrower,theBorrowershallmailanoticetotheHolder,atleasttwenty (20)calendardayspriortotherecord datespecifiedtherein (or thirty (30) calendardaysprior to theconsummation of the transaction or event, whicheveris earlier),ofthedateonwhich anysuchrecordistobetakenforthepurposeofsuchdividend,distribution,rightorotherevent,andabriefstatementregardingtheamountandcharacterofsuchdividend,distribution,rightorothereventtotheextentknownatsuchtime.TheBorrowershallmakeapublicannouncementofanyeventrequiringnotificationtotheHolderhereundersubstantiallysimultaneouslywiththenotificationtotheHolderinaccordancewiththetermsof thisSection 4.10.

                        Pronouns.Allpronounsandanyvariationsthereofrefertothemasculine,feminineorneuter,singularor plural,asthecontextmay permitor require.

                        TimeoftheEssence.Timeisexpresslymadeoftheessenceofeachandeveryprovision ofthisNote.

[Remainderofpageintentionallyleftblank;signaturepage tofollow]

INWITNESSWHEREOF,the BorrowerhascausedthisNote tobe signed in itsnamebyits dulyauthorizedofficeras oftheIssue Date setforthabove.

MAX SOUND CORPORATION

By:	GregHalpern,ChiefFinancialOfficer

EXHIBIT A

ILIADRESEARCHANDTRADING,L.P.

303EASTWACKERDRIVE,SUITE1040

CHICAGO,ILLINOIS60601

Date: MAX SOUND CORPORATION

         HazelhurstDrive #6572Houston,TX77043

Attn:GregHalpern,Chief FinancialOfficer

CONVERSION NOTICE

Theabove-captionedHolderherebygivesnoticetoMAXSOUNDCORPORATION,aDelawarecorporation(the“Company”),pursuanttothatcertainConvertiblePromissory NotemadebytheCompanyinfavoroftheHolderonAugust7,2015(the“Note”),thattheHolderelectstoconverttheportionoftheOutstandingBalanceoftheNotesetforthbelowintofullypaidandnon-assessablesharesofCommonStockoftheCompanyasofthedateofconversionspecifiedbelow.SuchconversionshallbebasedontheConversionPricesetforthbelow.IntheeventofaconflictbetweenthisConversionNoticeandtheNote,theNoteshallgovern,or,inthealternative,attheelectionoftheHolderinitssolediscretion,theHoldermayprovideanewformofConversionNotice toconformto theNote.

A. Dateofconversion:
B. Conversion#:
C. ConversionAmount:
D. MarketPrice_	(Average of2lowest TradePrices oflast10 Trading Days asper ExhibitA-1)
E.	ConversionFactor:65%[asmayadjusteduponcertainEventsofDefault]
F. ConversionPrice:	(DmultipliedbyE)
G. ConversionShares:	(CdividedbyF)
H. RemainingOutstandingBalanceofNote:	*

* Subject to adjustmentsfor corrections,defaults,andother adjustmentspermitted bytheTransactionDocuments.

Pleasetransferthe ConversionShareselectronically(viaDWAC)to thefollowing account:

Broker:	Address:
DTC#:
Account#:
Account Name:

TotheextenttheConversionSharesarenotabletobedeliveredtotheHolderelectronicallyviatheDWACsystem,pleasedeliveracertificaterepresentingallsuchsharestotheHolderviareputableovernightcourierafterreceiptof thisConversionNotice (byfacsimiletransmission or otherwise)to:

(SignaturePageFollows)

Sincerely,

ILIADRESEARCHANDTRADING,L.P.

By:IliadManagement,LLC, its GeneralPartnerBy:FifeTrading,Inc., itsManager

By:	JohnM. Fife,President

EXHIBITA-1

CONVERSION WORKSHEET

TradingDay	LowestTradePrice	Lowest3(Yesor No)

Average